UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  March 13, 2024
vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37524	47-3916571
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3980 Premier Drive, Suite 310
High Point, NC 27265
(Address of principal executive offices)
(336) 841-0300
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2024, Anne Phillips was elected as director of vTv Therapeutics, Inc. (the “Company”), effective and contingent on the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which occurred on March 13, 2024 (the “2023 Annual Report”). Ms. Phillips was appointed as the Chair of the Compensation Committee of the Board of Directors and a member of the Audit Committee of the Board of Directors.

Ms. Phillips will enter into the Company’s standard form of indemnification agreement in connection with her election to the Board, the form of which is attached as Exhibit 10.7 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-204951), originally filed with the SEC on June 15, 2015.

Ms. Phillips is an “independent” director as defined within Nasdaq’s definition of such term in Section 5605(a) of the Nasdaq rules. Ms. Phillips’s appointment as director was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Phillips and any director or executive officer of the Company, and there are no transactions between Ms. Phillips and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Consistent with the Current Report on Form 8-K filed on February 23, 2024, John Fry and Howard Weiner resigned from their director roles effective upon the filing of the 2023 Annual Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Paul J. Sekhri
Name:	Paul J. Sekhri
Title:	President and Chief Executive Officer
Dated: March 14, 2024